Exhibit 107

Calculation of Filing Fee Tables
Registration Statement on Form S-3
(Form Type)
Hersha Hospitality Trust
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price(3)(4)	Fee Rate	Amount of Registration Fee(5)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Priority Class A Common Shares, par value $0.01 per share	457(o)				.0001102		-	-	-	-
Fees to Be Paid	Equity	Preferred Shares, par value $0.01 per share	457(o)				.0001102		-	-	-	-
Fees to Be Paid	Equity	Depositary Shares(6)	457(o)				.0001102		-	-	-	-
Fees to Be Paid	Equity	Warrants(7)	457(o)				.0001102		-	-	-	-
Fees to Be Paid	Other	Units	457(o)				.0001102		-	-	-	-
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	N/A	Unallocated (Universal) Shelf	$0	.0001102	$0(8)	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-

Carry Forward Securities
Carry Forward Securities	Equity	Priority Class A Common Shares, par value $0.01 per share	415(a)(6)				.0001298		S-3	333-236758	05/15/2020
Carry Forward Securities	Equity	Preferred Shares, par value $0.01 per share	415(a)(6)				.0001298		S-3	333-236758	05/15/2020
Carry Forward Securities	Equity	Depositary Shares(6)	415(a)(6)				.0001298		S-3	333-236758	05/15/2020
Carry Forward Securities	Equity	Warrants(7)	415(a)(6)				.0001298		S-3	333-236758	05/15/2020
Carry Forward Securities	Other	Units	415(a)(6)				.0001298		S-3	333-236758	05/15/2020
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	N/A	Unallocated (Universal) Shelf	$400,000,000	.0001298	$51,920(8)	S-3	333-236758	05/15/2020	$51,920(8)
	Total Offering Amounts					$400,000,000	.0001102	$44,080
	Total Fees Previously Paid							$51,920
	Total Fee Offsets
	Net Fee Due							$0

(1)Subject to footnote (3), there is being registered hereunder such indeterminate number or amount of securities of each identified class of securities of Hersha     HospitalityTrust as may from time to time be issued or sold at indeterminate prices, with an aggregate initial public offering price not to exceed $400,000,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional number of securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions. No additional consideration will be received for such securities and, therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act.
(2)Not required to be included in accordance with General Instruction II.D of Form S-3 under the Securities Act.
(3)No separate consideration will be received for common shares as may, from time to time, be issued upon conversion of preferred shares registered hereunder. No separate consideration will be received for preferred shares as may, from time to time, be issued upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, preferred shares.
(4)The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The aggregate public offering price of the securities registered hereunder will not exceed $400,000,000.
(5)The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(6)Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional preferred share and will be evidenced by a depositary receipt.

(7)Includes warrants to purchase common shares and preferred shares.
(8)The Registrant previously registered $400,000,000 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (No. 333-236758) filed with the SEC on February 28, 2020 and declared effective on May 15, 2020 (the “2020 Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this Registration Statement $400,000,000 in aggregate offering price of securities that were initially registered under the 2020 Registration Statement and remain unsold (the “Unsold Securities”). The Registrant previously paid a filing fee of $51,920 with respect to the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the 2020 Registration Statement). Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $44,080, which represents a portion of the registration fee relating to the Unsold Securities previously paid in connection with the 2020 Registration Statement. Accordingly, no registration fee is due upon the filing of this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the 2020 Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the 2020 Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act and the updated amount of securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the 2020 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.